As filed with the Securities and Exchange Commission on November 16, 2001

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CYPOST CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            98-0178674
         --------                                            ----------
(State or other jurisdiction                               (IRS  Employer
of incorporation or organization)                          Identification
No.)

                       1281 WEST GEORGIA STREET, STE. 900
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6E 3J7
                                 (604) 904-4422
                                 --------------
     (Address, Including Zip Code and Telephone Number, of Principal Executive
                                    Offices)

       MODIFIED RETAINER AGREEMENT WITH KAPLAN GOTTBETTER & LEVENSON, LLP
                              (Full Title of Plan)

                                                    Copy  to:
     SANDRA  WARREN                         ADAM  S.  GOTTBETTER,  ESQ.
     CYPOST  CORPORATION                    KAPLAN  GOTTBETTER  &  LEVENSON, LLP
     1281 WEST GEORGIA STREET - STE. 900    630  THIRD  AVENUE
     VANCOUVER,  BRITISH  COLUMBIA          NEW  YORK,  NEW  YORK  10017
     CANADA  V6E  3J7                       (212)  983-6900
     (604)  904-4422

 (Name, Address and Telephone Number including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

-----------------------  ------------  ----------  ---------------  ------------
                                       PROPOSED
                                        MAXIMUM       PROPOSED
                          AMOUNT TO     OFFERING       MAXIMUM       AMOUNT OF
TITLE OF SECURITIES           BE       PRICE PER      AGGREGATE     REGISTRATION
TO BE REGISTERED          REGISTERED     SHARE     OFFERING PRICE       FEE
-----------------------  ------------  ----------  ---------------  ------------
Common Stock, par
  value $.001 per share    1,000,000   $     .085  $        85,000  $  26.00 (1)

TOTAL:                     1,000,000   $     .085  $        85,000  $  26.00 (1)
-----------------------  ------------  ----------  ---------------  ------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on November 12, 2001.


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.  PLAN  INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part  I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE PLAN ANNUAL INFORMATION

     The  Company will provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to CyPost Corporation, 1281 West George Street, Suite 900, Vancouver, British Columbia, Canada V6E 3J7, (604) 904-4422.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.

     a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

     c)   The  description  of  the common stock, $.001 par value per share (the
          "Common Stock") of the registrant as contained in the registrant's registration statement on Form 10-SB, as amended, file No. 0-26751.

     All documents filed by the registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


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ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  applicable.  See  Item  3(c)  above


ITEM  5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     The validity of the shares of common stock registered in this registration statement has been passed upon for the registrant by Kaplan Gottbetter & Levenson, LLP, ("KGL") whose opinion is attached hereto as Exhibit 5. Adam S. Gottbetter, Esq., a partner in KGL, will be issued shares of common stock of the registrant in payment for legal services rendered. At the present time, neither KGL or Mr. Gottbetter owns any shares of registrant's common stock.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The registrant's Certificate of Incorporation, as amended, provides that each person who was or is made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that such person is or was a director or officer of the registrant will be indemnified and held harmless by the registrant to the full extent authorized by the Delaware General Corporation Law.

     Section  145  of  the Delaware General Corporation Law provides as follows:

     "INDEMNIFICATION  OF  OFFICERS,  DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     (b) A corporation may indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director,


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     officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.


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     (g)  A  corporation  shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise the Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     Registrant's Certificate of Incorporation eliminates the personal liability of the directors to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     The registrant may purchase and maintain, but does not currently maintain, insurance on behalf of its officers and directors against liability asserted against any of them and incurred by them in such capacity, or arising out of their status as such.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

          Not  applicable.


ITEM  8.  EXHIBITS

          Exhibits  No.               Description
          -------------               -----------

               4. Modified Retainer Agreement dated November 15, 2001, between Registrant and Kaplan Gottbetter & Levenson, LLP.

               5.         Opinion of Counsel, Kaplan Gottbetter & Levenson, LLP.

               23.1       Consent  of  Counsel  (included  in  Exhibit 5 hereto)

               23.2       Consent  of  Good  Swartz  Brown & Berns LLP, Auditors


ITEM  9.  UNDERTAKINGS

     1.      The  registrant  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided however, that paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the conformation required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bonafide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of any employee benefits plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bonafide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia on the 16th day of November, 2001.


                                   CYPOST  CORPORATION

                                   By     /s/  Sandra  Warren
                                     ------------------------
                                        Sandra  Warren
                                        President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.


SIGNATURE                           TITLE                           DATE
---------                           -----                           ----

/s/  Sandra  Warren        Principal Executive Officer,        November 16, 2001
--------------------       Principal  Financial  Officer,
Sandra  Warren             and Principal Accounting Officer


MAJORITY  OF  THE  BOARD  OF  DIRECTORS:

/s/  Sandra  Warren        Director                            November 16, 2001
-------------------
Sandra  Warren

/s/  Robert  Sendoh        Director                            November 16, 2001
-------------------
Robert  Sendoh

/s/  J. Thomas Johnston    Director                            November 16  2001
------------------------
J.  Thomas  Johnston


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